Exhibit 10.1

AMENDMENT 6 TO EMPLOYMENT AGREEMENT

This Amendment 6 (this “Amendment”) effective as of the 27th day of January, 2023 amends the Employment Agreement, dated July 31, 2018, as amended (the “Agreement”), by and between Adial Pharmaceuticals, Inc. (the “Company”), and William B. Stilley, III (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, Executive and the Corporation desire to amend the Employment Agreement in connection with the entering into an Option Agreement for the purchase of the business of Purnovate, Inc. (the “Option Agreement”).

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.	It is a condition precedent to this Amendment that the Option Agreement will be executed by both Executive and the Company. For clarity, without execution of the Option Agreement by both parties, this Amendment is void and will be of no force or effect.

2.	Section 4.2.6 of the Agreement (i.e., as added by Section 1.6 of the Amendment to Employment Agreement dated August 22, 2022) is deleted in its entirety and of no further force and effect.

3.	In the event Agreement is assumed by the Buyer (as defined in the Option Agreement), then, if Executive is still a director of the Company at that time, Executive will not have been deemed to have resigned as a director.

4.	Executive will not be full time for the Company and may provide services to other businesses, including, without limitation Adenomed, LLC, provided such services (i) do not interfere with the performance of the Executive’s duties as CEO of Purnovate, Inc. (such CEO duties to have first place, first priority position); and that (ii) such services are not contrary to the interests of the Company Group or competitive in any way with the Company Group.

5.	Any amendments to any agreements between Executive and Company to effectuate the above are hereby deemed to have been made.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Signature page follows

For Company:

ADIAL PHARMACEUTICALS, INC.		Executive:

By:	/s/ Cary J. Clairborne	/s/ William B. Stilley
	Cary J. Claiborne	William B. Stilley, III
Chief Executive Officer